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                                                                    EXHIBIT 23.2





                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants we hereby consent to the use of our report on the consolidated financial statements of Visual Software, Inc. and subsidiaries dated March 18, 1996 included in this Form 10-K of Micrografx, Inc. It should be noted that we have audited the consolidated financial statements of Visual Software, Inc. and subsidiaries for the years ended June 30, 1994 and 1995. We have not audited any financial statements subsequent to June 30, 1995 or performed any audit procedures subsequent to the date of our report.




                                        /s/  ROTH BOOKSTEIN & ZASLOW LLP


Los Angeles, California
   September 27, 1996